Form C

Cover Page

Name of issuer:

Eve Fund 1, LLC.

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: WY

Date of organization: 9/21/2016

Physical address of issuer:

8306 Wilshire Blvd.
Beverly Hills CA 90211

Website of issuer:

http://www.theevestudios.co

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

250,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $250,000; interests will be sold in increments of $1; each investment is convertible to one unit as described under Item 13.

Target offering amount:

$250,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

8/17/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$0.00	$0.00
Cash & Cash Equivalents:	$0.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	($1,125.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Eve Fund 1, LLC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Gregory Parker	CEO	2016
Colleen Denise Smith	COO	2016
Christopher Parker	President	2016

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Colleen Denise Smith	2800000.0 Class A	28.0
Gregory Parker	2600000.0 Class A	26.0
Christopher Parker	2600000.0 Class A	26.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> Investment in the film industry is highly speculative and inherently risky. There can be no assurance of the economic success of any motion picture since the revenues derived from the production and distribution of a motion picture depend primarily upon its acceptance by the public, which cannot be predicted. The commercial success of a motion picture also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, general economic actors, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.
>
> The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. Although these developments have resulted in the availability of alternative and competing forms of leisure time entertainment, such technological developments have also resulted in the creation of additional revenue sources through licensing of rights to such new media, and potentially could lead to future reductions in the costs of producing and distributing motion pictures. In addition, the theatrical success of a motion picture remains a crucial factor in generating revenues in other ancillary media such as but not limited to DVD's and television. Due to the rapid growth of technology, shifting consumer tastes, and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

The Company itself is in the organizational stage and is subject to all the risks incident to the creation and development of a new business, including the absence of a history of operations and minimal net worth. In order to prosper, the success of Eve Fund 1, dba "Eve Studios", will depend partly upon the ability of management to produce a film of exceptional quality at a lower cost, which can compete in appeal with higher-budgeted films of the same genre. In order to minimize this risk, management plans to participate as much as possible throughout the process and will aim to mitigate financial risks where possible. Fulfilling this goal depends on the timing of investor financing, the ability to obtain distribution contracts with satisfactory terms, and the continued participation of the current management.

Because a film's production budget is expected to be significantly smaller than that of a typical films, the Company may not obtain a completion bond for all films. If the Company does not obtain a completion bond, the Company will be at risk that films, once begun, may not be completed. Without a completion bond, if a film goes over budget, no assurance can be given that the Company will be able to procure sufficient funds to complete film or if it does procure such funds, that it will be able to do so on terms that are advantageous to the Company. If a film is not completed, it will have virtually no monetary value.

The Company may enter into distribution agreements with third parties to distribute films domestically and internationally. These agreements generally provide that the distributor pay a fee up-front, and then are entitled to share in the profits of the content. Such an arrangement would reduce the amount of profits to the Company from all films.

Christopher Parker, Denise Smith, and Gregory Parker are part time officers. This may result in diminished time being committed to Eve Studios and potentially impact company performance.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$250,000**
Use of Proceeds:	95% create 1 feature film project- this will include the writing of a script and any expenses incurred through changes, pre-production, production and post-production.

If we raise: **$1,070,000**

Use of Proceeds: 95% Development and production of female-driven entertainment products. This will include as many feature film projects as possible but will most likely allow for 4 projects.

5% Wefunder Intermediary Fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **units** in the Company ("**Units**"), when and if the Company sponsors an equity offering that involves **Units**, on the standard terms offered to other Investors.

Conversion to Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Units, Investors will receive a number of Units** calculated using the method that results in the greater number of **Units**:

- (i) the total value of the Investor's investment, divided by the price of **Units** issued to new Investors , or
- (ii) if the valuation for the company is more than **$5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $2,500,000 at a discount rate of 75%.

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **units** outstanding at the time, not including any SAFEs or convertible notes, plus any **units** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive **Units** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors do not have voting rights.

Private Sales for Major Investors. **Investors who invest at least $100,000 and are**
"accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.

Execution. Investors who invest less than **$100,000** will typically not execute transaction documents in order to receive Units at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Units** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Units**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) **units** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding**Units**, but excluding any **units** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Units and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Units** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **units**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Units**, the Company will pay first the other holders of existing **Units**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's management, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Units**, and the value received by Investors was less than the value of the units they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument may be amended, waived or modified as follows:

(i) if the Investor **<u>is not</u>** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor **Is** a Major Investor, any provision of this instrument (other than the Valuation Cap) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor **Is** or **Is not** a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of Valuation Cap.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Class B	1,070,000	0	No
Class A	10,000,000	10,000,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Class A have voting rights but Preferred Units will not have voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **units**. As discussed in Question 13, when we engage in an offering of equity interests involving **Units**, Investors may receive a number of **Units** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Unit** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Units** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **management**. Among the factors we may consider in determining the price of **Units** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **units** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Management, and the Investor will have no independent right to name or remove an officer or member of the Management of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

No exempt offerings.

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Eve Studio (ES) will bring feature films, television series, new media, and virtual reality content to the worlds 3.52 billion women. We have the ability to empower creative women to fashion compelling stories for women. Hollywood with a woman's touch!

We're hoping to disrupt the Hollywood power structure while using it's proven business model to incite gender equality. Allowing the very customer that hungers and consumes female driven content, to invest, we are creating an army of social change soldiers and buyers. We believe investing in change can be profitable. We are an operating company and we invest in the projects that we work on internally.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Eve Fund 1, LLC. was incorporated in the State of Wyoming in September 2016.

We are:

- Founded by Hollywood female actors, producers, and technologist
- SAG-Aftra Actress Tracy Melchior joins Eve Studios.
- PGA Producer Autumn-Bailey Ford joins Eve Studios.

Historical Results of Operations

Our company was organized in September 2016 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $0, including $0 in cash. As of December 31, 2016, the Company had $0 in total assets, including $0 in cash.
- *Net Income.* The Company has had net income of $0 and net loss of $1,125 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $0 for the fiscal year ended December 31, 2017 and $0 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 6 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Eve Fund 1, LLC. cash in hand is $1,000, as of February 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. Our intent is to be profitable in 36 months.

No material changes or trends in our finances or operations since our audited financial report was conducted.

We expect our expenses to increase as we setup production for 1-2 indie feature film. Over the next 3-6 months this will include the development of a script and any expenses incurred. After this point, we will go into pre-production, production and post-production. In lieu of a successful Wefunder campaign we will continue looking for sources of funding to secure the production of our films.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.theevestudios.co/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Christopher Parker
- Colleen Denise Smith
- Gregory Parker

Appendix E: Supporting Documents

Eve_Fund_1_Operating_Agreement__1_.pdf

INVEST IN EVE STUDIO

Hollywood's first fan-owned, gender equality studio. For Women, by Women!

"Eve Studio (ES) will bring feature films, television series, new media, and virtual reality content to the world's 3.52 billion women. Through the use of the Jobs Act, we have the ability to empower creative women to fashion compelling stories for women. Hollywood with a woman's touch!"



Tracy Melchior
CO-FOUNDER | ACTRESS | PRODUCER, EVE STUDIO

FOLLOW US FOR UPDATES
1 FOLLOWERS
SHARE TWEET

$0
raised of $250K goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$5M valuation cap

A SAFE gives you the right to future shares in Eve Studio. If you invest, you're betting the company will be worth more than $5M in the future.

INVEST $100K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $2.5M Valuation Cap and 25% Discount

Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $2.5M Valuation Cap and 25% Discount.

INVESTOR PERKS

$250+ Official "Board Member" signed eve studios logo t-shirt.

$500+ Private video (streaming and/or on demand) access to bi-annual Eve Entertainment Symposium.

$1,000+ Invites to private Board Member and Partner training webinars and classes.

$10,000+ Invites to several production sets, allowing you to watch the content creators make Hollywood magic.

OUR AMBITION

We're using the JOBS Act to disrupt the Hollywood power structure while using its proven business model to incite gender equality. By allowing the very customer that hungers for and consumes female-driven content to invest, we are creating an army of social change soldiers and buyers. We believe investing in change can be profitable.

KEY FACTS

- Founded by Hollywood female actors, producers, and technologists.
- SAG-Aftra Actress Tracy Melchior and PGA Producer Autumn-Bailey Ford are two of the co-founders of Eve Studios.

DOCUMENTS

Eve_Fund_1_Deck-T3.pdf

theevestudios.co

from Dalton Massachusetts

ENTERTAINMENT MEDIA FAMILY WOMEN FILM EDUCATION TELEVISION VIRTUAL REALITY TECH ART FINANCE FUND LIFESTYLE SOCIAL THEATER

Why I Like Eve Studio

Now this looks like someone's on the right track...#CULTUREPOSITIVE

Scoop Films
PRODUCTION COMPANY

THE BUZZ ABOUT EVE STUDIO

@evefund1 Great to see new initiatives funding female-driven projects. We need concrete support! <3

Lindsey McNeill

@evefund1 Love this idea! #womeninfilm

Sarah Levin
Actress/Writer

@evefund1 @sagaftra @tracymelchior @darlydar fantastic! Taking action 4 #womeninfilm. Hope to be a part of this and will support regardless.

Cate Carson
Producer

@evefund1 HELL, yes!

Rebecca Raymer
Writer/Director

B&B's Tracy Melchior Heads New Film Fund Project! | Soap Opera Intel

'The Bold and the Beautiful' actress Tracy Melchior [Kristen Forrester Dominguez] is the head of a new film fund project which offers support to women. The revolutionary project is titled "Eve Fund I" and is designed to finance feature film for women by

May 24, 2017 @ soapoperaintel.blogspot.com

Together, We're Stronger Than Inequality

We are Hollywood's first gender equality studio, operating with the goal of equal representation within entertainment. We are unique in that we are owned by Hollywood professionals, business experts, ambassadors, partners, and the public, while also controlled 100% by women!

"I raise up my voice - not so I can shout, but so that those without a voice can be heard...we cannot succeed when half of us are held back."
— Malala Yousafzai

Why Are We Doing This

Women are underrepresented in entertainment, but instead of just talking about the atrocious statistics, we decided to do something about it. The best way to not fix a problem is to consistently talk about it but take zero action.

United Artists was started on February 5, 1919, and was mostly controlled by four actors. Gladys Mary Moore "Mary Pickford" was one of these actors and one of the first women to own a movie studio. It is said that Richard A. Rowland, head of Metro Pictures at the time, uttered the words, "The inmates are taking over the asylum."

Ladies and gentleman, the inmates are not taking over the asylum, but THE WOMEN ARE. To solve the gender equality problem, we need more women in charge. You ask us, "Why are we doing this?" Our answer is a simple, "Why Not!"

"I do not wish them [women] to have power over men, but over themselves."
— Mary Wollstonecraft, A Vindication of the Rights of Woman

What We Hope To Accomplish



Having a great story should be enough. Many women creators face a closed door if a big star or director isn't attached. Great stories need to be told and we want to work with those wanting to build from the ground up.

Constructing great content takes a great group of people. We have that great team that can take any content we are involved with to the finish line.





All great content deserves and has an audience, and as a group, it is our job to find it. We are owned by the very public that wants to consume those stories. This gives us a tremendous advantage. We will maximize awareness for all of our projects directly and through our partners.

The 7-1-7 Mandate

Our founders want to tackle this social issue head-on. Through initial discussions, we realized starting a studio and putting women in charge wasn't enough. We needed a code to live by, something that is clear to understand, easy to follow, and something we can rally behind.

This code has come to be known as the 75, 100, 75 -- or "717." The code is simple:

75% **Writers**	100% **Directors**	75% **Producers**
75% of content produced will originate from a female writer, writing team, or lead writer.	100% of content produced will have a female director or directing team.	Producing team must consist of 75% women.

These stories are for women by women, so all content will be focused in the areas that women want to see more of -- empowerment, love, family, etc.

"There are two powers in the world; one is the sword and the other is the pen. There is a great competition and rivalry between the two. There is a third power stronger than both, that of the women."
— Muhammad Ali Jinnah

Content Goal

Eve Studios is dedicated to bringing a variety of content from a diverse background of writers, directors, and producers. We are interested in developing unique voices with unique perspectives.


Feature Films (theatrical, Streaming, Made for tv)



Education & Mentorship

Educating current industry women and men on issues our industry faces is a top priority for Eve Studios, as well as mentoring the next generation of female producers, actors, and directors.



Eve Studios will sponsor a yearly "Entertainment Women Symposium" that will feature expert panels and breakout sessions, all designed to educate women and men in areas of producing, writing, acting, cinematography, etc. This symposium will seek to honor and uplift female content creators and contributors and provide a safe place to learn and mentor.

Eve Studios will seek to partner with universities, other studios and production companies, and women's organizations to further dialogue and create viable plans of action. Through education and living by example, we can change minds and hearts.



Meet the Founders

The team behind Hollywood's first Gender Equality Studio!


gettyimages
Tasia Wells

Tracy Melchior

Co-founder | Actress | Producer

Hollywood actress and producer appearing on The Young and the Restless, Sunset Beach, The Bold & the Beautiful, and One Life to Live.



Autumn Bailey-Ford

Co-founder | Producer

Producers Guild of America member, Director of Distribution & Independent Films at Triple Horse Studios and Founder of Autumn Bailey Entertainment.



Julianna Politsky

Co-founder | Producer

Julianna coordinates production for Legendary Pictures largest films such as King Kong and Pacific Rim.



Denise Smith

Co-founder | Producer

Producer of independent films and music videos.



Michelle Kantor

Co-founder | Producer

Michelle Kantor co-founded Cinefemme as a graduate student at San Francisco State University and has served as Executive Director since 2007.



Chris Parker

Co-founder | Producer

Christopher Parker is the Architect and Co-founder of Eve Studios. Christopher is CEO of start-up Story Data (www.storydata.io). Additionally he is an optioned writer and UCLA guest lecturer.

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

ES: We are the first of our kind. There's never been a fan owned, female-controlled Hollywood studio before. We will empower women in entertainment by providing an outlet for female writers, directors, and producers to find their voice and speak for all women through media.

WF: Who are your competitors? How are you different?

ES: Other Hollywood operated content creation companies are our competition. We differ by our commitment, operation style, and our choice to exclusively target an underserved market.

WF: How will you make money?

ES: Through the sale and licensing of feature films, television series, new media content, and virtual reality content to distributors, networks, and direct to consumers.

WF: How do you acquire customers?

ES: Through distribution channels, marketing, and word of mouth.

WF: What do you understand about your business that others don't get?

ES: Founders understand the content that women want to consume. Women creating content for women is the next evolution in female targeted media.

WF: Should men invest?

Yes! While the studio is designed to empower women, we encourage men to invest and push for gender equality within Hollywood content.

WF: How many films will be created?

ES: We hope to create as many as possible. Remember, this is only the first step, as we plan to create television series, web series, facebook live content, virtual reality content, and much more. We are not limited to film.

WF: How can I become involved in this social movement?

ES: You can start by becoming an investor. That will help make this studio a reality. You can also post on our Facebook page and Twitter page and let us know how you feel. Send out and share tweets and posts to help get the word out. Be heard and let everyone know you stand up against gender inequality and all inequality!

Ask a Question

Type your question here...

ASK QUESTION

RISKS

1 Investment in the film industry is highly speculative and inherently risky. There can be no assurance of the economic success of any motion picture since the revenues derived from the production and distribution of a motion picture depend primarily upon its acceptance by the public, which cannot be predicted. The commercial success of a motion picture also depends upon the quality and acceptance of other competing films released into the marketplace at or near the same time, general economic actors, and other tangible and intangible factors, all of which can change and cannot be predicted with certainty.

2 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

READ MORE RISKS

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Eve Studio is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min

INVEST

Can I change my mind and get a refund?
How is Wefunder compensated?
Have another question?

Join **145,367** investors who funded **175** startups with over **$55.5 million**

See more detailed stats

Sign up with Facebook

or

Privacy: We won't share your data, or post to your wall, without your permission.

Full name

Email

Password

SIGN UP

Christopher Parker

CSP, CSM, CSPO, SAFe SP

CaptureRx • American InterContinental University

Dallas/Fort Worth Area • 500+

InMail ···

I am a Certified Scrum Professional, Certified Scrum Master, Certified Product Owner and SAFe Practitioner and work to facilitate Agile Scrum Process within software development departments. I have started the journey to become a SAFe SPC4 with the ability to implement Scaled Agile Framework and certify participants. Maintain a working knowledge of building and maintain product backlogs individually or with Product Owner(s). Utilizing the Scrum process I help client's transition inner culture to empower their teams and reach maximum velocity and transparency.

I have a good working knowledge of Atlassian Jira, Service Desk management applications and IBM RTC. As a former developer, I have a good working knowledge of software development (C#, Mobile Xamarin, HTML, CSS, etc.), as well as the Azure Platform (Storage, Cosmo DocumentDb, Sql Server, Notification Hubs, Azure Functions, etc.), helping me relate to the development team. My Scrum Alliance profile https://www.scrumalliance.org/community/profile/cparker14.

Show less

Experience

Agile Coach / Scrum Master

CaptureRx

Jul 2017 – Nov 2017 • 5 mos

San Antonio, Texas

Responsible for teaching agile scrum process for five IT development teams creating new flagship software within the medical industry. Many IT development members are located within the borders of India. Coach/Mentor entry-mid level FTE Scrum Masters. Facilitate five team sprint planning ceremonies with internal staff and remote India staff. Utilized Jira Cloud and Portfolio add-on to help facilitate process.

Scrum Master
USAA
Aug 2016 – Jul 2017 • 1 yr
San Antonio, Texas

Responsible for agile scrum process for three IT development teams creating software and process for real estate, private equity, and public market investment and risk groups. Helping to pilot implementation of Scaled Agile Framework (SAFe Essential) with several teams. Coaching Product Owner roles and responsibilities with new and existing internal business customers. Facilitate stand up meetings daily with large in office staff and some remote staff in India and Mexico. This process is facilitated using IBM RTC software.

Portfolio Manager / Scrum Master
Fusion Alliance
Feb 2016 – Aug 2016 • 7 mos
Indianapolis, Indiana

Responsible for management of all projects and resources within the Digital Division for internal and external client projects to include Fortune 100 companies Roche Diagnostics and Eli Lilly and Company. Help facilitate the scrum process within internal and external clients' development teams. Coaching the Product Owner roles and responsibilities with external energy client Vectren (Vectren.com). Facilitate stand up meetings daily in person or via skype/phone when remote. This process is facilitated using Atlassian Jira software, on premises version. Engage with and lead social branding group to increase service deliverables.

Scrum Master
Indie Crowd Funder, LLC.
Feb 2014 – 2016 • 2 yrs
Greater Los Angeles Area

Responsible for implementing and facilitating the scrum process within the IT department. Manager of multiple scrum boards, coaching the process for two development teams and one marketing team. Worked with Product Owners on product backlog priorities and organizing sprint logs. Facilitate stand up meetings daily in person or via skype/phone when remote. This process is facilitated using Atlassian Jira software, cloud version.

Team Lead
Academic Partnerships
Feb 2012 – Feb 2014 • 2 yrs 1 mo
Dallas, Texas

Lead teams in development of various internal and external facing web applications using Scrum/Agile facilitated by Jira application installed on local running servers. All applications used a combination of Visual Studio 2010/2012, C#, MVC 3/4, JQuery and SQL Server 2008. I developed a number of Plug-ins and iFrame extensions to incorporate custom business functionality within Microsoft CRM 4.0. Developed SSIS packages to transform data between databases.

Scrum Master
Indie Source, LLC.
Jan 2013 – 2014 • 1 yr
West Hollywood, CA

Manage a dedicated and distributed team (L.A., Dallas & Atlanta) of volunteers dedicated to producing an entertainment and lifestyle magazine entitled "Indie Source Magazine" (www.indiesourcemag.com). Utilizing Scrum process I manage the development of both the digital magazine (various formats) and iOS mobile application created using Xamarin, C# and Web Api. Both teams, one development and one creative, utilize Atlassian Jira cloud to help facilitate the scrum agile process.

Producer
Parker Entertainment Group, LLC.
2009 – 2012 • 3 yrs
West Hollywood, CA

Software Engineering Consultant
Just Marketing International
Jan 2010 – Sep 2010 • 9 mos

C#, ASP.NET, JavaScript, SQL Server 2005 developer.

Software Engineer
Briljent
2010 – 2010 • less than a year

Software Engineering Consultant
IUPUI
Jan 2009 – Oct 2009 • 10 mos

Show 5 more

Education

American InterContinental University
2006 – 2007

Featured Skills & Endorsements

Social Media · 18 — Endorsed by **Jean-Luc Parker, who is highly skilled at this**

JavaScript · 16 — Endorsed by **2 of Christopher's colleagues at Fusion Alliance**

ASP.NET · 15 — Endorsed by **2 of Christopher's colleagues at Fusion Alliance**

Show more

Recommendations

Received (4) Given (6)

Jared Wynn
InkTip
February 3, 2012, Jared worked with Christopher in different groups

Working with Chris and writing articles for his Indie Source Magazine was an honor and a pleasure.

Jeff Gray
Application Developer at Beacon Hill Staffing Group
October 12, 2009, Jeff was senior to Christopher but didn't manage directly

Chris is probably the best developer that I have had the pleasure to work with. He has excellent web and windows development skills, along with great problem solving and requirements gathering skills. Chris would be an asset to any development project.

Show more

Accomplishments

6 **Courses**
Agile Estimating and Planning • Agile Project Management • Agile Release Planning • AngularJS: From Zero to Hero • Managing Project Budgets • RESTful Services with ASP.NET Web API

4 **Certifications**

Certified Scrum Professional • Certified SAFe Practitioner • Certified Scrum Product Owner • Certified Scrum Master

2 **Organizations**

Scaled Agile • Scrum Alliance

2 **Publications**

How Velocity Became a Bad Word • Scrum in Entertainment

1 **Language**

English

Interests

Apex Systems
80,181 followers

Crowdfunder.com
1,769 followers

Media & Entertainment Professio...
228,405 members

Road Runner Sports
7,809 followers

Indie Crowd Funder, LLC.
16 followers

Swyft Filings
70 followers

See all